UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 5, 2006

FIRST INDIANA CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State of incorporation or organization)

0-14354

(Commission file number)

35-1692825

(I.R.S. Employer

Identification No.)

135 NORTH PENNSYLVANIA STREET

SUITE 2800

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 269-1200

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into Material Definitive Agreements

On January 3, 2006, in accordance with the existing director compensation program, First Indiana Corporation issued Deferred Share Awards to the following non-employee directors: Gerald L. Bepko, Anat Bird, Pedro P. Granadillo, William G. Mays, Robert H. McKinney, Phyllis W. Minot, and Michael L. Smith. Each Deferred Share Award granted 568 deferred shares to the director and provides for the payment of dividend equivalents during the term of the award. The right to receive the deferred shares vests if the director is a member of the Board of Directors of the Corporation on December 31, 2006.

On January 3, 2006, First Indiana Bank, N.A. (the “Bank”), a wholly-owned subsidiary of First Indiana Corporation (the “Corporation”) entered into an Employment Agreement with Reagan K. Rick, an officer of the Bank and the Secretary of the Corporation. This agreement provides for certain benefits if the officer’s employment is terminated upon or following a change in control, other than a termination with cause, and prior to the close of his employment term, other than a termination with cause or a termination by the officer without good reason. In such a case, the officer would be entitled to a pro rata portion of his target annual bonus for the year that includes his termination date and a severance payment equal to the product of his then annual rate of total compensation times the number of years remaining in his employment term at the time of termination. For this purpose, total compensation includes the officer’s annual base salary and target annual bonus and the annual cost to the Corporation of the benefits for which the officer is eligible under the Corporation’s group health plans. The agreement provides for a one-year employment term with daily extensions of the stated employment term so that the remaining term always equals the original term, subject to the Corporation’s right to stop further extension by giving the officer 30-days written notice to such effect.

In addition to receiving the foregoing severance payment and a pro rata portion of his target annual bonus for the year that includes his termination date, the agreement provides for the officer to receive payment of a lump sum equal to the present value of the additional the officer would have accrued under the Corporation’s savings and retirement plans had the officer’s employment continued until the end of the officer’s then current employment term.

Also on January 3, 2006, the Bank entered into a Supplemental Benefit Plan Agreement effective January 3, 2006 applicable to Reagan K. Rick. The agreement provides the officer benefits that normally would be paid under the defined benefit plan of the Bank but is precluded from being so paid by limitations under the Internal Revenue Code.

Finally, on January 3, 2006, First Indiana Corporation and Reagan K. Rick entered into a Restricted Stock Agreement which awarded 5,000 restricted shares pursuant to the First Indiana Corporation 2004 Executive Compensation Plan. The vesting of these shares is contingent on the continued service of the officer through January 3, 2011.

ITEM 9.01. Financial Statements and Exhibits.

 (c) Exhibits

Exhibit No.	Description

10.1	Form of Employment Agreement with Reagan K. Rick.
10.2	Form of Supplemental Benefit Plan Agreement with Reagan K. Rick.
10.3	Form of Restricted Stock Agreement.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date:	January 5, 2006	By:	/s/ William J. Brunner
William J. Brunner
Chief Financial Officer

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